As filed with the Securities and Exchange Commission on February 27, 2020

File No. 333-182076

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 8

ON

FORM S-3

TO

REGISTRATION STATEMENT ON FORM S-4 (FILE NO. 333-182076)

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

NET ELEMENT, INC.

(Exact name of registrant as specified in its charter)

Delaware	90-1025599
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

3363 NE 163rd St., Suite 705
North Miami Beach, Florida 33160
(305) 507-8808

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Jeffrey Ginsberg

Chief Financial Officer

Net Element, Inc.
3363 NE 163rd St., Suite 705
North Miami Beach, Florida 33160
(305) 507-8808

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

with a copy to:

Serge Pavluk, Esq.

Snell & Wilmer L.L.P.

350 South Grand Avenue, 31st Floor

Los Angeles, California 90071-3406

Telephone: (213) 929-2500

Approximate date of commencement of proposed sale to the public: Not applicable.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and "emerging growth company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒	Smaller reporting company ☒

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until this registration statement shall become effective on such date as the Securities and Exchange Commission (the “Commission”), acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

DEREGISTRATION OF EXPIRED SECURITIES

Net Element, Inc. (the “Company”) is filing this Post-Effective Amendment No. 8 (the “Amendment”) on Form S-3 to the Registration Statement on Form S-4 (File No. 333-182076) (the “Registration Statement”) initially filed with the Securities and Exchange Commission on June 12, 2012, is being filed to deregister certain expired securities that were registered under the Registration Statement.

The Registration Statement registered up to 4,598,900 shares of the Company’s common stock, par value $0.0001 per share (the “Public Warrant Shares”), issuable upon the exercise of warrants that were originally issued by Cazador Acquisition Corporation Ltd., a blank check company incorporated as a Cayman Islands exempted company (“Cazador”), in connection with its initial public offering (the “Public Warrants”) and that became exercisable for shares of the Company’s common stock upon the consummation of the transactions contemplated by that certain Agreement and Plan of Merger, dated as of June 12, 2012 (the “Merger Agreement”), by and between Cazador and the Company. All numbers herein are not adjusted for any reverse stock split undertaken by the Company.

The Public Warrants expired on October 1, 2017 (the “Expiration Date”), and as a result, the Company has no further obligation to maintain the effectiveness of a registration statement with respect to the Public Warrants. As a result of this deregistration, no Public Warrants remain registered for sale pursuant to the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment on Form S-3 to the Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in Miami, Florida on February 27, 2020.

NET ELEMENT, INC.

By:	/s/ Jeffrey Ginsberg
Name: Jeffrey Ginsberg
Title: Chief Financial Officer

POWER OF ATTORNEY

The officers and directors of Net Element, Inc. whose signatures appear below, hereby constitute and appoint Jeffrey Ginsberg and Oleg Firer, and each of them severally, their true and lawful attorney-in-fact and agent, with full power of substitution, with power to act alone, to sign and execute on behalf of the undersigned any and all amendments to this Registration Statement on Form S-3, including post-effective amendments and any Registration Statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Securities Act”), and each of the undersigned does hereby ratify and confirm all that said attorney-in-fact and agent, or his substitutes, shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-3 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Oleg Firer	Chief Executive Officer and Director	February 27, 2020
Oleg Firer	(Principal Executive Officer)

/s/ Jeffrey Ginsberg	Chief Financial Officer	February 27, 2020
Jeffrey Ginsberg	(Principal Financial Officer; Principal
Accounting Officer)

/s/ Jon Najarian	Director	February 27, 2020
Jon Najarian

/s/ Howard Ash	Director	February 27, 2020
Howard Ash

/s/ Jeffrey Ginsberg
Jeffrey Ginsberg, as attorney-in-fact February 27, 2020